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                                                                    Exhibit 10.5

                              MANAGEMENT AGREEMENT

            MANAGEMENT AGREEMENT, dated as of February 4, 1998 (the "Agreement"), between Indesco International, Inc., a Delaware corporation (the "Company") with an address at c/o Gratch Jacobs & Brozman, P.C., 950 Third Avenue, 11th Floor, New York, New York 10022, and Gadraz, Inc. ("Gadraz"), a Delaware corporation having an address at 1500 E. Tropicana Avenue, Suite 125, Las Vegas, Nevada 89119.

                                  INTRODUCTION:

      A. The Company is in need of, and desires to retain, Gadraz to provide it with certain management and financial consulting services.

      B. Gadraz is prepared to provide the Company with certain management and financial consulting services, as more particularly described herein.

            The parties agree as follows:

      1. Management Duties. From time to time as shall be requested by the Board of Directors of the Company during the Term (as defined in Section 3 hereof), Gadraz will advise the Company on matters relating to strategic and financial planning, and in that connection will provide such financial and administrative services as shall be reasonably necessary.

      2. Management Fee.

            2.1 General. For services to be rendered by Gadraz to the Company pursuant to this Agreement, Gadraz shall be paid a management fee at the rate of Three Hundred Thousand Dollars ($300,000) per annum during the Term, to be paid in quarterly installments of $75,000 each, in arrears, on the last day of April, July, October and January during the Term, with such quarterly installment payments to begin on April 30, 1998 and the last such quarterly installment payment to be made on July 29, 2008, subject to renewal of the Term of this Agreement in accordance with Section 3 hereof.

            2.2 Prohibited Payments. Gadraz and the Company acknowledge and agree that no payment shall be paid or be payable
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under this Agreement (a "Prohibited Payment") at such time as (i) an Event of
Default (as such term is defined under the Credit Agreement, dated as of February 4, 1998, among the Company, the lenders referred to therein and NationsCredit Commercial Corporation, as Agent, as the same may be amended, modified, supplemented, restated, extended or refinanced from time to time) has occurred and is continuing, or (b) such payment is otherwise prohibited under any agreement to which the Company is a party. Gadraz further agrees that it shall return to the Company any payment made in contravention of the preceding sentence and until so returned the same shall be held in trust by Gadraz for the benefit of the Company. Notwithstanding the foregoing, any such Prohibited Payment shall nevertheless continue to accrue and its payment shall be deferred until such time as, and to the extent that, the foregoing payment restrictions lapse, whereupon such Prohibited Payment, to the extent that it may be paid, shall be immediately due and payable to Gadraz.

      3. Term. The initial term of this Agreement shall commence on the date hereof and shall expire on July 29, 2008 (the "Term"). The Term of this Agreement shall be automatically renewed for two successive five-year periods unless either Gadraz, on the one hand, or the Company, on the other hand, notifies the other, within six (6) months of the expiration of the existing Term, of its intention not to renew the Term of this Agreement.

      4. Miscellaneous

            4.1 Entire Agreement. This Agreement embodies the entire agreement and understanding between the parties hereto relating to the subject matter hereof and may not be changed orally, but only by an instrument in writing signed by both parties.

            4.2 Assignment. Gadraz shall be entitled to assign its rights and duties hereunder to a corporation or other entity controlled by or affiliated with it.

            4.3 Notices. All notices, requests, demands and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been given when delivered, if delivered in person or telecopied (subject to confirmation of the telecopy receipt), or three (3) business days following the mailing thereof, if mailed by first-class mail, postage prepaid, certified or registered with return receipt requested addressed to each party hereto at their respective addresses set forth in the first paragraph hereof, or at any such other address or addresses as either party may designate by means of notice given in accordance with this Section.


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            4.4 Headings. The headings of the Sections of this Agreement have been inserted for convenience only and shall not modify, define, limit or expand the express provisions of this Agreement.

            4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the substantive laws of the State of New York, without regard to the provisions for choice of law thereunder.

            4.6 Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future law effective during the term hereof, such provision shall be fully severable, this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never been a part hereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, provided that such remaining provisions do not increase the obligations or liability of either party hereto.

            4.7 Binding Nature. This Agreement shall be binding upon the parties hereto and their respective legal representatives, successors and assigns.

            4.8 Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

                                       INDESCO INTERNATIONAL, INC.


                                       By: /s/ L.H. Dixey, Jr.
                                           _________________________________

                                       Name: L.H. Dixey, Jr.
                                             _______________________________

                                       Title: Vice President
                                              ______________________________

                                       GADRAZ, INC.


                                       By: /s/ Yehochai Schneider
                                           _________________________________

                                       Name: Yehochai Schneider
                                             _______________________________

                                       Title: President
                                              ______________________________


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